Execution Version JOINDER AND SEVENTH AMENDMENT TO CREDIT AGREEMENT This Joinder and Seventh Amendment to Credit Agreement (this “Amendment”) is made as of May 19, 2025, by and among: BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation (the “Borrower”); the Persons named on Schedule I hereto (individually, an “Existing Guarantor”, and collectively, the “Existing Guarantors”); the Persons named on Schedule II hereto (individually, a “New Guarantor”, and collectively, the “New Guarantors”, and together with the Existing Guarantors, individually, a “Guarantor”, and collectively, the “Guarantors”; the Guarantors, together with the Borrower, are hereinafter referred to individually as a “Loan Party” and collectively as the “Loan Parties”); the LENDERS party hereto; and AXOS BANK, as Administrative Agent; in consideration of the mutual covenants herein contained and benefits to be derived herefrom. W I T N E S S E T H: WHEREAS, reference is made to that certain Credit Agreement, dated as of January 18, 2024 (as amended, modified, extended, restated, renewed, replaced, or supplemented from time to time, the “Credit Agreement”), by, among others, the Borrower, the Existing Guarantors, the Lenders party thereto from time to time, and Axos Bank, as Administrative Agent; WHEREAS, the Lenders, the Administrative Agent, the Borrower and the Existing Guarantors desire to cause the joinder of the New Guarantors to the Credit Agreement and the other Loan Documents as Guarantors thereunder; WHEREAS, the Borrowers and the Existing Guarantors have requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement to, among other things, (i) permit the incurrence of the Secured Notes (as defined in the Credit Agreement after giving effect to this Amendment) and Liens on the Collateral to secure the Loan Parties’ obligations thereunder, subject in each case to the Secured Notes Intercreditor Agreement, and (ii) modify certain other terms of the Credit Agreement; WHEREAS, each of the New Guarantors desires to become a party to, and be bound by the terms of, the Credit Agreement and the other Loan Documents in the same capacity and to the same extent as the Existing Guarantors; WHEREAS, the New Guarantors are part of a corporate enterprise that includes the Borrower and the Existing Guarantors, and the New Guarantors recognize that they shall derive direct and indirect benefits from the credit facilities contemplated by the Credit Agreement and the other Loan Documents; and NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Amendment, and for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree as hereinafter provided:

2 1. Defined Terms. Capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in the Credit Agreement unless otherwise defined herein. 2. Guarantor Joinder and Assumption of Obligations. Effective as of the date hereof, each New Guarantor hereby acknowledges that such Person has received and reviewed copies of the Credit Agreement and the other Loan Documents (each as amended hereby and by the other Seventh Amendment Closing Documents (as defined below)), and hereby: (a) acknowledges, agrees and confirms that, by its execution of this Amendment, such New Guarantor will be deemed to be a party to and a “Guarantor” under the Credit Agreement and the other Loan Documents and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Loan Documents as a Guarantor on the Closing Date; (b) ratifies, as of the date hereof, and agrees to be bound by, all representations and warranties (after giving effect to the supplemental schedules attached hereto as Annex A, as further described in Section 4 below), covenants and other terms, conditions and provisions of the Credit Agreement and the other applicable Loan Documents; (c) without limiting the generality of the foregoing terms of this Section 2, hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Secured Obligations in accordance with Article X of the Credit Agreement; (d) acknowledges, agrees and confirms that, by its execution of this Amendment, such New Guarantor will be deemed to be a party to the Security Agreement, and shall have all the rights and obligations of a “Grantor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement on the Closing Date; (e) without limiting the generality of the foregoing terms of this Section 2, (i) ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement, and (ii) to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right to set off against, any and all right, title and interest of such New Guarantor in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of such New Guarantor; and (f) assumes and agrees to perform all applicable duties and obligations of the Existing Guarantors (on a joint and several basis with the other Guarantors) under the Credit Agreement and the other Loan Documents. 3. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows: (a) By amending Section 1.01 (Defined Terms) thereof as follows: (i) By amending and restating clause (d) of the definition of “Change of Control” therein to read in its entirety as follows:

3 “(d) a “change of control” or any comparable term under, and as defined in, any Unsecured Notes Document, Secured Notes Document, Additional Indebtedness Document, Specified Guarantor Subordinated Debt Document or PBGC Document shall have occurred.” (ii) By amending and restating the last proviso of the definition of “Excluded Property” therein to read in its entirety as follows: “provided that (x) no property that is collateral for any Existing Facilities Obligations, the Specified Guarantor Subordinated Debt, or any obligations under the PBGC Documents, the Secured Notes Documents or the Additional Indebtedness Documents shall constitute Excluded Property, and (y) for the avoidance of doubt, no receipts, dividends, distributions, payments or other amounts received by any Loan Party from or on behalf of any Person (including, without limitation, any Person whose Equity Interests do not constitute Pledged Equity) shall constitute Excluded Property unless excluded pursuant to clauses (d) or (h) above.” (iii) By amending and restating the definition of “Fee Letter” therein to read in its entirety as follows: “ “Fee Letter” means, collectively, (i) the letter agreement, dated as of the Closing Date, between the Borrower and the Administrative Agent, (ii) the letter agreement, dated as of the First Amendment Effective Date, between the Borrower and the Administrative Agent, (iii) the letter agreement, dated as of the Fourth Amendment Effective Date, between the Borrower and the Administrative Agent, (iv) the letter agreement, dated as of the Fifth Amendment Effective Date, between the Borrower and the Administrative Agent, (v) the letter agreement, dated as of the Sixth Amendment Effective Date, between the Borrower and the Administrative Agent, and (vi) the letter agreement, dated as of the Seventh Amendment Effective Date, between the Borrower and the Administrative Agent.” (iv) By amending and restating the definition of “Guarantors” therein to read in its entirety as follows: “ “Guarantors” means, collectively, (a) the Subsidiaries of the Borrower that are organized in a Collateral Jurisdiction and are not Immaterial Subsidiaries or Captive Insurance Subsidiaries as are or may from time to time become parties to this Agreement pursuant to Section 6.13, and (b) with respect to Additional Secured Obligations owing by any Loan Party or any of its Subsidiaries and any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 10.01 and 10.11) under the Guaranty, the Borrower. For the avoidance of doubt, each Person that is an obligor with respect to any Existing Facilities Obligations or Specified Guarantor Subordinated Debt or under any PBGC Documents, Secured Notes Documents or Additional Indebtedness Documents (in any case, whether as a borrower or a guarantor thereunder), as applicable, unless otherwise the Borrower, shall be a Guarantor unless otherwise expressly agreed in writing by the Administrative Agent.”

4 (v) By amending and restating clause (j) of the definition of “Loan Documents” to read in its entirety as follows: “(j) the Intercreditor Agreement, the Specified Guarantor Subordination Agreement, the PBGC Subordination Agreement and the Secured Notes Intercreditor Agreement,” (vi) By amending and restating the last sentence of the definition of “Material Contract” to read in its entirety as follows: “Notwithstanding anything to the contrary, the Existing L/C Facility Documents, the Existing Reimbursement Facility Documents, the Secured Notes Documents, the Additional Indebtedness Documents and the PBGC Documents shall constitute Material Contracts for all purposes hereunder.” (vii) By amending and restating the definition of “Maturity Date” to read in its entirety as follows: “ “Maturity Date” means January 18, 2027; provided that (a) if as of November 28, 2025, the Indebtedness under any of the Unsecured Notes described in clause (x) of such definition has not been either (i) repaid, defeased, or otherwise satisfied in full or (ii) refinanced pursuant to a Permitted Refinancing or otherwise pursuant to a refinancing as to which the Administrative Agent has provided its prior written consent, or the maturity date of all of such Unsecured Notes has not been otherwise extended to a date on or after July 18, 2027, in each case under this clause (a) on terms reasonably satisfactory to the Administrative Agent, then “Maturity Date” means November 28, 2025, and (b) in the event that the Maturity Date was not moved to November 28, 2025 by operation of the foregoing clause (a), then in such circumstances, if as of September 30, 2026, the Indebtedness under any of the Unsecured Notes described in clause (y) of such definition has not been either (i) repaid, defeased, or otherwise satisfied in full or (ii) refinanced pursuant to a Permitted Refinancing or otherwise pursuant to a refinancing as to which the Administrative Agent has provided its prior written consent, or the maturity date of all of such Unsecured Notes has not been otherwise extended to a date on or after July 18, 2027, in each case under this clause (b) on terms reasonably satisfactory to the Administrative Agent, then “Maturity Date” means September 30, 2026.” (viii) By amending and restating the definition of “Specified Guarantor Subordination Agreement” to read in its entirety as follows: “ “Specified Guarantor Subordination Agreement” means that certain Subordination Agreement dated as of December 13, 2024, by and among the Specified Guarantor and the Administrative Agent and acknowledged by the Loan Parties.” (ix) By adding the following new definitions thereto in appropriate alphabetical order:

5 “ “Additional Indebtedness” means additional Indebtedness of any one or more Loan Parties (including but not limited to any additional Secured Notes issued pursuant to the Secured Notes Indenture following the Seventh Amendment Effective Date) incurred pursuant to the Additional Indebtedness Documents subject to satisfaction of the Additional Indebtedness Conditions.” “ “Additional Indebtedness Conditions” means, with respect to Indebtedness described in Section 7.02(q)(y), that (i) the aggregate outstanding principal amount of such Indebtedness shall not exceed $100,000,000 at any time, (ii) the sum of the aggregate outstanding principal amount of such Indebtedness, plus the aggregate outstanding principal amount of the Senior Notes, shall not exceed $250,000,000 at any time, (iii) the holder of such Indebtedness (or, if more than one holder, a duly appointed representative thereof) has executed and delivered to the Administrative Agent a Joinder to, and as defined in, the Secured Notes Intercreditor Agreement, pursuant to which, among other things, such Person shall have agreed that such Person and such Indebtedness are bound by the Secured Notes Intercreditor Agreement, and (iv) the Administrative Agent shall have provided its prior written consent to the incurrence of such Indebtedness.” “ “Additional Indebtedness Documents” means the agreements, contracts, instruments, and documents evidencing the Additional Indebtedness, which agreements, contracts, instruments, and documents shall be in form and substance satisfactory to the Administrative Agent as evidenced by a writing from the Administrative Agent to the Borrower prior to any Loan Party’s execution thereof (as such agreements, contracts, instruments, and documents may be amended, modified, supplemented, renewed, restated or replaced from time to time in accordance with the terms hereof and the terms of the Secured Notes Intercreditor Agreement).” “ “Massillon KID Financing” means certain construction financing incurred by Babcock & Wilcox A/S from Kanadevia Inova Denmark A/S (“KID”) in connection with the Massillon BrightLoop Project, in the aggregate principal amount not to exceed $5,000,000, which financing is evidenced solely by the Massillon KID Note.” “ “Massillon KID Note” means that certain Massillon Loan Note dated on or about April 29, 2025, by and among Babcock & Wilcox A/S, as debtor, and KID, as creditor, as in effect on the Seventh Amendment Effective Date.” “ “Secured Notes” means, collectively, (x) those certain 8.75% Senior Secured Notes due 2030 issued by the Borrower under the Secured Notes Indenture on the Seventh Amendment Effective Date, and (y) any additional Secured Notes issued under the Secured Notes Indenture by the Borrower made in accordance with the terms hereof, in an aggregate principal amount (as to all Secured Notes described in the foregoing clauses (x) and (y)) not to exceed $150,000,000.” “ “Secured Notes Documents” means, collectively, the Secured Notes, the Secured Notes Indenture, the Secured Notes Exchange Agreements, and all agreements, contracts, instruments, and documents executed in connection therewith, in each case as such agreement, contract, instrument, or document may

6 be amended, modified, supplemented, renewed, restated or replaced from time to time in accordance with the terms hereof and the terms of the Secured Notes Intercreditor Agreement.” “ “Secured Notes Exchange Agreements” means, collectively, (x) that certain Exchange Agreement dated as of May 8, 2025, by and between the Borrower and Holbrook Income Fund, with respect to the exchange of certain Unsecured Notes for Secured Notes on or about the Seventh Amendment Effective Date as provided therein, and (y) that certain Exchange Agreement dated as of May 8, 2025, by and between the Borrower and Infrastructure Capital Advisors, LLC (on behalf of its client Virtus InfraCap US Preferred Stock ETF), with respect to the exchange of certain Unsecured Notes for Secured Notes on or about the Seventh Amendment Effective Date as provided therein.” “ “Secured Notes Indenture” means, collectively, (x) that certain Indenture dated as of the Seventh Amendment Effective Date between the Borrower and the Secured Notes Trustee, and (y) any supplemental indenture entered into by the Borrower and the Secured Notes Trustee pursuant to such Indenture from time to time after the Seventh Amendment Effective Date in connection with any issuance of Indebtedness by the Borrower made in accordance with the terms hereof and the terms of the Secured Notes Intercreditor Agreement (as any such agreement or indenture may be may be amended, modified, supplemented, renewed, restated or replaced from time to time in accordance with the terms hereof and the terms of the Secured Notes Intercreditor Agreement).” “ “Secured Notes Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Seventh Amendment Effective Date, by and among the Secured Notes Trustee, the Administrative Agent, and the Specified Guarantor and acknowledged by the applicable Loan Parties.” “ “Secured Notes Trustee” means GLAS Trust Company LLC, in its capacity as trustee under the Secured Notes Indenture.” “ “Seventh Amendment Effective Date” means May 19, 2025.” (b) By amending Section 5.02 (Authorization; No Contravention) thereof by amending and restating the parenthetical in clause (b)(i) thereof to read in its entirety as follows: “(including, without limitation, the Unsecured Notes Documents, the Secured Notes Documents, the Specified Guarantor Subordinated Debt Documents, the Additional Indebtedness Documents or the PBGC Documents)” (c) By amending and restating Section 5.28 (Delivery of Certain Documents) thereof to read in its entirety as follows: “5.28 Delivery of Certain Documents. The Loan Parties have delivered to the Administrative Agent true, correct, and complete copies (as executed) of (i) the Unsecured Notes Indenture and any other material agreements, contracts, and documents related to the Unsecured Notes (complete with all schedules, annexes, exhibits, and disclosure letters referred to therein or attached or delivered pursuant thereto, if any) and

7 all amendments thereto, waivers or consents relating thereto, and other side letters or agreements affecting the terms thereof, (ii) the Secured Notes Indenture and each other material Secured Notes Document (complete with all schedules, annexes, exhibits, and disclosure letters referred to therein or attached or delivered pursuant thereto, if any) and all amendments thereto, waivers or consents relating thereto, and other side letters or agreements affecting the terms thereof, (iii) the Specified Guarantor Subordinated Debt Documents (complete with all schedules, annexes, exhibits, and disclosure letters referred to therein or attached or delivered pursuant thereto, if any) and all amendments thereto, waivers or consents relating thereto, and other side letters or agreements affecting the terms thereof, and (iv) the PBGC Documents (complete with all schedules, annexes, exhibits, and disclosure letters referred to therein or attached or delivered pursuant thereto, if any) and all amendments thereto, waivers or consents relating thereto, and other side letters or agreements affecting the terms thereof. None of the documents, instruments and agreements described in the immediately preceding sentence has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to the Administrative Agent.” (d) By amending and restating clause (b)(iii) of Section 5.29 (Business and Property of the Loan Parties) thereof to read in its entirety as follows: “(iii) is not liable with respect to any Indebtedness (except for the Obligations and Permitted Indebtedness pursuant to (x) the Indebtedness described in item 2 of Schedule 7.02 (as and to the extent the Borrower is obligated thereon as of the Closing Date), (y) Section 7.02(k) (including the Unsecured Notes), and (z) Section 7.02(q) (including the Secured Notes and, to the extent in accordance with the terms hereof, the Additional Indebtedness)) or material Contractual Obligations, and” (e) By amending and restating clause (l) of Section 6.02 (Certificates; Other Information) thereof to read in its entirety as follows: “(l) Notices; Etc. Promptly (but in no event later than five (5) Business Days) after (i) receipt or execution thereof by any Loan Party or any Subsidiary thereof, copies of all material notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, security agreement, loan or credit or similar agreement (including, without limitation, any PBGC Document or any similar document, instrument or agreement) and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures, security agreements, and loan and credit and similar agreements as the Administrative Agent may reasonably request, and (ii) the furnishing thereof (to the extent not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02), copies of any material statement or report furnished by or on behalf of any Loan Party or Subsidiary to any holder of Indebtedness pursuant to any instrument, indenture, security agreement, loan or credit or similar agreement (including, without limitation, any Specified Guarantor Subordinated Indebtedness Document, PBGC Document, Senior Notes Document or any similar document, instrument or agreement) to which any Loan Party or Subsidiary is a party. The Loan Parties shall provide, substantially concurrently to the Administrative Agent, copies of any and all responses provided by any Loan Party or Subsidiary thereof to any

8 such material notices, requests and other documents (including amendments, waivers, and other modifications) in respect of the PBGC.” (f) By amending and restating clause (a) of Section 6.03 (Notices) thereof to read in its entirety as follows: “(a) of the occurrence of (i) any Default, and (ii) without limiting or duplicating the requirements of the foregoing clause (i), any “Default” or “Event of Default” under and as defined in any Senior Notes Document, Specified Guarantor Subordinated Indebtedness Document, PBGC Document, Unsecured Notes Document, Additional Indebtedness Document or Secured Notes Document;” (g) By amending Section 6.13 (Covenant to Guarantee Obligations) thereof by deleting the phrase “BrightLoop Entities,” therefrom. (h) By amending Article VI (Affirmative Covenants) thereof by adding the following new Section 6.21 thereto: “6.21 Massillon KID Financing. (a) Use the proceeds of the Massillon KID Financing in accordance with Applicable Law and otherwise use commercially reasonable efforts to (i) conduct business in a manner that maximizes the amount of the Massillon KID Financing that is forgiven, and (ii) obtain forgiveness of the largest possible amount of the Massillon KID Financing. (b) (i) Maintain all records required to be submitted in connection with the forgiveness of the Massillon KID Financing, (ii) apply for forgiveness of the Massillon KID Financing in accordance with Applicable Law and the Massillon KID Note, and (iii) upon the Administrative Agent’s request, provide the Administrative Agent with a copy of all applications for forgiveness and all supporting documentation required by the lender in respect of the Massillon KID Financing and/or any other applicable Person in connection with the forgiveness of the Massillon KID Financing.” (i) By amending Section 7.01 (Liens) thereof as follows: (i) By re-lettering clause (y) thereof as clause (z) and replacing the phrase “this clause (x)” therein with the phrase “this clause (z)” and inserting the following new clause (y) in its stead: “(y) subject at all times to the Secured Notes Intercreditor Agreement, (i) Liens granted by certain of the Loan Parties in favor of the Secured Notes Trustee pursuant to the Secured Notes Documents, which Liens secure the “Obligations” as defined in the Secured Notes Documents (as in effect on the Seventh Amendment Effective Date), and (ii) Liens granted by certain of the Loan Parties in favor of the holders of the Additional Indebtedness (or a duly authorized representative thereof) pursuant to the Additional Indebtedness Documents, which Liens secure the obligations referred to therein; provided that (A) the aggregate outstanding principal amount of all obligations and liabilities secured by Liens described in the foregoing clause (i) shall not at any time

9 exceed $150,000,000, (B) the aggregate outstanding principal amount of all obligations and liabilities secured by Liens described in the foregoing clause (ii) shall not at any time exceed $100,000,000, and (C) all of the liens described in this clause (y) shall be junior and subordinate to the Liens securing the Obligations; and” (ii) By amending and restating the last paragraph thereof to read in its entirety as follows: “Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, (w) no Loan Party or Subsidiary shall pledge, cause to be pledged, or permit the pledge of, or otherwise grant any Lien on, any asset owned by any Loan Party or any other Domestic Subsidiary as credit support in favor of, or for the benefit of, any Subsidiary that is not a Loan Party or to secure any Indebtedness of any Subsidiary that is not a Loan Party, (x) no Loan Party or Subsidiary shall pledge, cause to be pledged, or permit the pledge of, or otherwise grant any Lien on, any asset owned by the Borrower or any of its Subsidiaries to secure, as credit support in favor of, or for the benefit of, the Unsecured Notes, (y) no Loan Party or Subsidiary shall pledge, cause to be pledged, or permit the pledge of, or otherwise grant any Lien on, any asset owned by the Borrower or any of its Subsidiaries to secure Indebtedness described in Section 7.02(l), except to the extent permitted under Section 7.01(p), and (z) no Loan Party or Subsidiary shall pledge, cause to be pledged, or permit the pledge of, or otherwise grant any Lien on, any asset owned by the Borrower or any of its Subsidiaries to secure Indebtedness described in Section 7.02(q), except to the extent permitted under Section 7.01(y). (j) By amending Section 7.02 (Indebtedness) thereof by deleting the word “and” from the end of clause (p) thereof, re-lettering clause (q) thereof as clause (r), and inserting the following new clause (q) therein: “(q) subject at all times to the Secured Notes Intercreditor Agreement, (x) Indebtedness of the Borrower pursuant to the Secured Notes in an aggregate principal amount not to exceed $150,000,000, and (y) the Additional Indebtedness; and” (k) By amending and restating Section 7.15 (Amendment, Etc. of Organization Documents; Indebtedness; Material Contracts) to read in its entirety as follows: “7.15 Amendment, Etc. of Organization Documents; Indebtedness; Material Contracts. Amend, modify, waive or change in any manner (1) any Organization Document of any Loan Party in a manner materially adverse to any Secured Party, (2) any term or condition of any Indebtedness (including, without limitation, any Unsecured Notes Documents) (other than on account of any Permitted Refinancing thereof), to the extent that such amendment, modification or waiver would (x) result in a Default or Event of Default under any of the Loan Documents, would be materially adverse to the Secured Parties or otherwise could be reasonably likely to have a Material Adverse Effect, or (y) shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto, or (3) any term or condition of any Material Contract, to the extent that such amendment, modification or waiver would result in a Default or Event of Default under

10 any of the Loan Documents, would be materially adverse to the Secured Parties or otherwise could be reasonably likely to have a Material Adverse Effect. Notwithstanding the foregoing, (x) none of the Existing L/C Facility Documents or the Existing Reimbursement Facility Documents shall be amended, modified, waived or changed except to the extent expressly permitted pursuant to the Intercreditor Agreement, (y) the Specified Guarantor Subordinated Debt Documents shall not be amended, modified, waived or changed except to the extent expressly permitted pursuant to the Specified Guarantor Subordination Agreement, and (z) none of the Senior Notes Documents or the Additional Indebtedness Documents shall be amended, modified, waived or changed except to the extent expressly permitted pursuant to the Secured Notes Intercreditor Agreement.” (l) By amending and restating clauses (e) and (o) of Section 8.01 (Events of Default) thereof to read in their entirety, respectively, as follows: “(e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of (v) the Secured Notes Documents or the Additional Indebtedness Documents, (w) the Unsecured Notes Documents, (x) the PBGC Documents, (y) the Specified Guarantor Subordinated Debt Documents, or (z) any other Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to the Secured Notes Documents, the Additional Indebtedness Documents, the Unsecured Notes Documents, the PBGC Documents, the Specified Guarantor Subordinated Debt Documents, or any such other Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit any holder or holders of Indebtedness under the Secured Notes Documents, the Additional Indebtedness Documents, the Unsecured Notes Documents, the PBGC Documents, or the Specified Guarantor Subordinated Debt Documents, or any holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or Cash Collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or” “(o) Subordination Arrangements; Intercreditor Arrangements. Any of the subordination, standstill, payover and insolvency related provisions of any of the Subordinated Debt Documents (the “Subordination Provisions”), any provision of the

11 Intercreditor Agreement (the “Intercreditor Provisions”), any provision of the PBGC Subordination Agreement (the “PBGC Subordination Provisions”), or any provision of the Secured Notes Intercreditor Agreement (the “Secured Notes Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Debt, Existing Facilities Obligations, obligations under the PBGC Documents (the “PBGC Obligations”), obligations under the Secured Notes Documents (the “Secured Notes Obligations”), obligations under the Additional Indebtedness Documents (the “Additional Indebtedness Obligations”), or any Loan Party or any holder of the applicable Subordinated Debt, Existing Facilities Obligations, PBGC Obligations, Secured Notes Obligations or Additional Indebtedness Obligations shall so state in writing; (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, Intercreditor Provisions, PBGC Subordination Provisions or Secured Notes Subordination Provisions, (B) that the Subordination Provisions, the Intercreditor Provisions, the PBGC Subordination Provisions and the Secured Notes Subordination Provisions exist for the benefit of the Administrative Agent and the Secured Parties or (C) that all payments of principal of or premium and interest on the applicable Subordinated Debt, Existing Facilities Obligations, PBGC Obligations, Secured Notes Obligations or Additional Indebtedness Obligations, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions, the Intercreditor Provisions, the PBGC Obligations, the Secured Notes Obligations or the Additional Indebtedness Obligations; or (iii) the Existing L/C Issuer or PNC Bank, National Association shall fail to comply with any provision of the PNC Payoff Letter with respect to the release of any Third Party Cash Collateral or P-Card Cash Collateral (as such terms are defined therein), or the Borrower, any other Loan Party, or the Existing L/C Issuer or PNC Bank, National Association shall, directly or indirectly, disavow or contest in any manner the terms of the PNC Payoff Letter or that the Agent is an intended third-party beneficiary thereof and entitled to enforce rights and remedies thereunder; or” (m) By amending and restating clause (a)(iii) of Section 9.10 (Collateral and Guaranty Matters) thereof to read in its entirety as follows: “(iii) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; provided that if such Person is, or continues to be, an obligor with respect to any Existing Facilities Obligations or Specified Guarantor Subordinated Debt or under any PBGC Documents, Secured Notes Documents or Additional Indebtedness Documents (in any case, whether as a borrower or a guarantor thereunder), as applicable, the Administrative Agent shall not release any such Person from its obligations under the Guaranty unless and until such Person is no longer an obligor with respect to any Existing Facilities Obligations or Specified Guarantor Subordinated Debt or under any PBGC Documents, Secured Notes Documents or Additional Indebtedness Documents, as applicable.” 4. Supplemental Schedules. To the extent that any changes in any representations, warranties, and covenants as a result of the joinder of the New Guarantors to the Loan Documents require any amendments to the schedules to the Credit Agreement or any of the other Loan Documents, such schedules are hereby updated, as evidenced by any supplemental schedules (if any) attached

12 hereto as Annex A (it being understood and agreed that any representations made in any Loan Document “as of the Closing Date” or “as of the date hereof” shall be deemed made, with respect to each New Guarantor only, as of the date hereof). 5. Ratification of Loan Documents. Except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement, the Collateral Documents and the other Loan Documents remain in full force and effect. The Loan Parties (including, without limitation, the New Guarantors) hereby ratify, confirm, and reaffirm that all representations and warranties of the Loan Parties contained in the Credit Agreement, the Collateral Documents and each other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that (x) such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects on and as of such earlier date, or (y) such representations and warranties contain a materiality qualification, in which case they are true and correct in all respects. The Guarantors (including, without limitation, the New Guarantors) hereby acknowledge, confirm and agree that the Guaranteed Obligations of the Guarantors under the Guaranty include, without limitation, all Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents, as such Obligations have been amended pursuant to this Amendment. The Loan Parties hereby acknowledge, confirm and agree that the Collateral Documents and any and all Collateral previously pledged to the Administrative Agent, for the benefit of the Secured Parties, pursuant thereto, shall continue to secure all applicable Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents. 6. Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent: (a) The Administrative Agent shall have received (i) counterparts of this Amendment duly executed and delivered by each of the parties hereto (including, without limitation, the Lenders), (ii) counterparts of the Fee Letter described in clause (vi) of the definition thereof (as amended hereby), duly executed and delivered by each of the parties hereto, and (iii) each of the other documents, instruments, agreements and deliverables identified on a schedule previously delivered to the Borrower, each in form and substance reasonably satisfactory to the Administrative Agent and, where necessary, duly executed and delivered by each of the parties thereto (together with this Amendment, collectively, the “Seventh Amendment Closing Documents”). (b) All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment and the documents, instruments and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent. (c) Since December 31, 2024, there shall not have occurred any event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. (d) The Administrative Agent shall have received, in immediately available funds, for the ratable benefit of the Lenders, the fees required to be paid on the Seventh Amendment Effective Date.

13 (e) The Administrative Agent shall be satisfied that after giving effect to (i) issuance of the Secured Notes under the Secured Notes Documents and (ii) consummation of the transactions and payment of all fees and expenses in connection therewith and with this Amendment, Availability shall be at least $5,000,000. (f) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and duly executed by the parties thereto, true, correct and complete copies of (x) that certain Consent and Joinder to Pledge and Security Agreement, dated as of the date hereof, by and among the Loan Parties and PBGC, and (y) the material documents, instruments and agreements executed in connection therewith (collectively, the “PBGC Consent and Joinder Documents”), pursuant to which the New Guarantors shall have joined the PBGC Documents as grantors thereunder and PBGC shall have consented, to the extent required by the PBGC Documents, to the transactions contemplated by this Amendment, the Secured Notes Documents (including the Exchange Agreements) and the other documents, and instruments and agreements executed in connection with the foregoing. The PBGC Consent and Joinder Documents shall be in full force and effect. (g) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and duly executed by the parties thereto, a true, correct and complete copy of that certain Intercreditor Agreement, dated as of the date hereof, by and between PBGC and the Secured Notes Trustee and acknowledged by the Loan Parties (the “PBGC-Notes Intercreditor Agreement”). The PBGC-Notes Intercreditor Agreement shall be in full force and effect. (h) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and duly executed by the parties thereto, true, correct and complete copies of (x) that certain Additional Guarantor Supplement, dated as of the date hereof, by and among the New Guarantors and the Specified Guarantor, and (y) the material documents, instruments and agreements executed in connection therewith (collectively, the “Specified Guarantor Joinder Documents”), pursuant to which the New Guarantors shall have joined the Specified Guarantor Subordinated Debt Documents as guarantors thereunder. The Specified Guarantor Joinder Documents shall be in full force and effect. (i) (i) The Secured Notes Documents shall have been entered into and shall be in form and substance satisfactory to the Administrative Agent, and contemporaneously herewith, the Borrower shall have exchanged Unsecured Notes in the aggregate principal amount of no less than $131,819,950 for Secured Notes in the principal amount of $100,673,000 issued pursuant to the Secured Notes Indenture and the Exchange Agreements, (ii) after giving effect to the exchanges described in the foregoing clause (i), the remaining outstanding principal balance of the Unsecured Notes shall not be greater than $212,655,050, and (iii) the Secured Notes Documents shall be in full force and effect and no default or event of default shall exist under the Secured Notes Documents, or would result from the consummation of the transactions contemplated hereby (including the incurrence of the Secured Notes). (j) A Responsible Officer of the Borrower shall have delivered a certificate to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, which certificate shall (i) attach (w) the Secured Notes Indenture and all other material Secured Notes Documents, (x) the PBGC Consent and Joinder Documents, (y) the

14 PBGC-Notes Intercreditor Agreement, and (z) the Specified Guarantor Joinder Documents, and (ii) certify that such documents are true, correct and complete copies of all such Secured Notes Documents, PBGC Consent and Joinder Documents, PBGC- Notes Intercreditor Agreement, and Specified Guarantor Joinder Documents. (k) The Secured Notes Intercreditor Agreement shall (i) have been duly executed by all parties thereto and delivered to the Administrative Agent, and (ii) shall be in form and substance reasonably satisfactory to the Administrative Agent. (l) The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, (i) an officer’s certificate dated the Seventh Amendment Effective Date, certifying as to the Organization Documents of each New Guarantor (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each New Guarantor, the good standing, existence or its equivalent of each New Guarantor and of the incumbency (including specimen signatures) of the Responsible Officers of each New Guarantor, and (ii) resolutions of the governing body of each other Loan Party authorizing the transactions contemplated by the Secured Notes and this Amendment. (m) The Administrative Agent shall have received an opinion or opinions (including, if requested by the Administrative Agent, local counsel opinions) of counsel for the New Guarantors, dated the Seventh Amendment Effective Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent. (n) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent: (i) (A) searches of UCC and PPSA filings in the jurisdiction of incorporation or formation, as applicable, of each New Guarantor and each jurisdiction where any Collateral of such New Guarantor is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in such Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien, judgment and bankruptcy searches; (ii) with respect to each New Guarantor, searches of ownership of Intellectual Property at the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office and such patent/trademark/copyright/industrial design filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in the Intellectual Property owned by such New Guarantor; (iii) completed UCC and PPSA financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s Permitted Discretion, to perfect the Administrative Agent’s security interest in the Collateral; (iv) to the extent not previously delivered to the Administrative Agent, stock or membership certificates, if any, evidencing the Pledged Equity and undated stock

15 or transfer powers duly executed in blank; in each case to the extent such Pledged Equity is certificated; and (v) to the extent required to be delivered, filed, registered or recorded pursuant to the terms and conditions of the Collateral Documents, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to create and perfect the Administrative Agent’s and the Lenders’ security interest in the Collateral. (o) The Administrative Agent shall have received copies of insurance policies, declaration pages, certificates, and endorsements of insurance or insurance binders evidencing liability, casualty, property, terrorism and business interruption insurance covering the New Guarantors and meeting the requirements set forth in the Credit Agreement or in the Collateral Documents or as required by the Administrative Agent. (p) Upon the reasonable request of any Lender, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti- money-laundering rules and regulations, including, without limitation, the Patriot Act and Canadian AML Legislation, and any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party. (q) The Administrative Agent shall have received evidence that all members, boards of directors, governmental, shareholder and material third party consents and approvals necessary in connection with the execution, delivery and performance by any Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party have been obtained. (r) The Administrative Agent and the Lenders shall have received payment for all fees and expenses owing pursuant to Section 11.04 of the Credit Agreement. (s) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing. (t) The Administrative Agent shall have received such additional documents, instruments, and agreements as the Administrative Agent may reasonably request in connection with the transactions contemplated hereby. 7. Condition Subsequent. The Loan Parties covenant and agree that the Loan Parties shall use commercially reasonable efforts to deliver to the Administrative Agent, on or before the first date on which any Loan Party grants (or is deemed to have granted) any Lien in favor of the WV BrightLoop Lender as security for obligations in respect of the WV BrightLoop Financing (or such later date as the Administrative Agent may agree in its sole discretion), a subordination agreement with the West Virginia Department of Economic Development or an Affiliate thereof providing the WV BrightLoop Financing (the “WV BrightLoop Lender”), which subordination agreement shall be in form and substance satisfactory to the Administrative Agent and duly executed by the WV BrightLoop Lender, the WV BrightLoop Entity and the other parties thereto.

16 The Loan Parties acknowledge and agree that the failure to comply with the foregoing covenant shall constitute an Event of Default pursuant to Section 8.01(b) of the Credit Agreement. 8. Representations and Warranties. (a) The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (1) any Contractual Obligation (including, without limitation, the Secured Notes Documents, the PBGC Documents and the Specified Guarantor Subordinated Debt Documents) to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, except where such conflict, breach or contravention could not reasonably be expected to have a Material Adverse Effect, or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Applicable Law, except where, in the case of this clause (iii), such violation could not reasonably be expected to have a Material Adverse Effect. (b) This Amendment has been duly executed and delivered by each Loan Party. This Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party in accordance with its terms. (c) The Loan Parties, together with their Subsidiaries on a Consolidated basis, are Solvent. (d) Since December 31, 2024, there has not occurred any event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. (e) None of the Borrower’s or any Existing Guarantor’s Organization Documents (including, without limitation, authorizing resolutions) attached to those certain Secretary’s Certificates delivered to the Administrative Agent on the Closing Date have been amended, modified, supplemented, revoked or rescinded since the Closing Date, and all of such Organization Documents remain in full force and effect as of the date hereof. (f) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing. 9. Miscellaneous. (a) Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Administrative Agent, the other Secured Parties, or their respective Related Parties, with respect to the Obligations, and that if any of the Loan Parties now has, or ever did have, any offsets, defenses, claims, or counterclaims against such Persons, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and each of the Loan Parties hereby RELEASES such Persons from any liability therefor.

17 (b) The provisions of Section 11.18 (Electronic Execution; Electronic Records; Counterparts) of the Credit Agreement are hereby incorporated herein, mutatis mutandis. (c) This Amendment, the Credit Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. (d) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. (e) If any provision of this Amendment, the Credit Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment, the Credit Agreement and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. (f) The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this Amendment and are not relying on any representations or warranties of the Administrative Agent or the other Secured Parties or their respective counsel in entering into this Amendment. (g) THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

18 [SIGNATURE PAGES FOLLOW]

Schedule I Existing Guarantors Americon Equipment Services, Inc. Americon, LLC Babcock & Wilcox Construction Co., LLC Babcock & Wilcox Equity Investments, LLC Babcock & Wilcox Holdings, LLC Babcock & Wilcox International Sales and Service Corporation Babcock & Wilcox International, Inc. The Babcock & Wilcox Company Babcock & Wilcox Technology, LLC Diamond Operating Co., Inc. Diamond Power China Holdings, Inc. Diamond Power Equity Investments, Inc. Diamond Power International, LLC Sofco – EFS Holdings LLC Babcock & Wilcox SPIG, Inc. Babcock & Wilcox Canada Corp. Babcock & Wilcox New Energy Holdings, LLC Babcock & Wilcox Solar Energy, Inc. Babcock & Wilcox Chanute, LLC Babcock & Wilcox FPS Inc.

Schedule II New Guarantors Babcock & Wilcox Developments, LLC Massillon NG2H, LLC Wyoming C2H, LLC Mountaineer C2H, LLC Bayou B2H, LLC

Annex A Certain Supplemental Schedules to Loan Documents [see attached]

Schedule 1.01(a) Guarantors - Babcock & Wilcox Developments, LLC - Massillon NG2H, LLC - Wyoming C2H, LLC - Mountaineer C2H, LLC - Bayou B2H, LLC

Schedule 1.01(e) Immaterial Subsidiaries 1. Dampkraft Insurance Company 2. Babcock & Wilcox IP Holdings, LLC 3. Babcock & Wilcox Acorn Holdings, LLC 4. 1867BW, LLC 5. Great Arrow Builders LLC 6. SPIG Virginia, LLC 7. Babcock & Wilcox Solar Holdings, LLC 8. Focalti, LLC

Schedule 5.20(b) Loan Parties (i) Loan Parties Name Type of Organization (e.g. corporation, limited liability company, limited partnership) Chief Executive Office and Principal Place of Business Jurisdiction of Organization Organizational Identification Number Federal Taxpayer Identification Number Babcock & Wilcox Developments, LLC Limited Liability Company 1200 E. Market Street, Suite 650 Akron, OH 44305 Delaware 6578769 99-0383576 Massillon NG2H, LLC Limited Liability Company 1200 E. Market Street, Suite 650 Akron, OH 44305 Delaware 2426114 99-2595956 Wyoming C2H, LLC Limited Liability Company 1200 E. Market Street, Suite 650 Akron, OH 44305 Delaware 2397111 99-1505278 Mountaineer C2H, LLC Limited Liability Company 1200 E. Market Street, Suite 650 Akron, OH 44305 Delaware 2414139 33-3758814 Bayou B2H, LLC Limited Liability Company 1200 E. Market Street, Suite 650 Akron, OH 44305 Delaware 7161438 99-1517123 (ii) Foreign Qualifications of Each Loan Party

Loan Party Jurisdiction of Organization Foreign Qualifications Babcock & Wilcox Developments, LLC Delaware None Massillon NG2H, LLC Delaware Ohio Wyoming C2H, LLC Delaware Wyoming Mountaineer C2H, LLC Delaware West Virginia Bayou B2H, LLC Delaware Louisiana

Schedule 5.21(d)(i) Deposit Accounts and Securities Accounts Name of Company Account Number Type of Account Name & Address of Financial Institution Wyoming C2H, LLC 890000173983 Operating Axos Bank 4350 La Jolla Village Drive, Suite 140 San Diego, California 92122

Schedule 5.21(f)
Pledged Equity Interests

LLC/LP Interests:

Pledgor	Issuer	Type of Organization	Nature of Equity Interest	Certificate #	# of Shares Owned	% of Interest Pledged
Babcock & Wilcox Holdings, LLC	Babcock & Wilcox Enterprises, Inc.	LLC	Membership Interest	N/A	N/A	100%
Babcock & Wilcox Solar Energy, Inc.	Babcock & Wilcox New Energy Holdings, LLC	Corporation	Ordinary	7 & 8	13.2 & 19.8	100%
Babcock & Wilcox New Energy Holdings, LLC	Babcock & Wilcox Developments, LLC	LLC	Membership Interest	uncertificated	N/A	100%
Babcock & Wilcox Developments, LLC	Massillon NG2H, LLC	LLC	Membership Interest	uncertificated	N/A	100%
Babcock & Wilcox Developments, LLC	Wyoming C2H, LLC	LLC	Membership Interest	uncertificated	N/A	100%
Babcock & Wilcox Developments, LLC	Mountaineer C2H, LLC	LLC	Membership Interest	uncertificated	N/A	100%
Babcock & Wilcox Developments, LLC	Bayou B2H, LLC	LLC	Membership Interest	uncertificated	N/A	100%

Schedule 5.21(g)(ii)
Other Properties

(i) Chief Executive Offices and Location of Books and Records

Name of Company	Address of Chief Executive Office	Leased or Owned	Location where Books and Records are Kept (if different)
Babcock & Wilcox Developments, LLC	1200 E. Market Street, Suite 650, Akron, OH 44305	Leased	Iron Mountain Records Management 1137 Branchton Road, P.O. Box 6 Boyers, PA 16020 Iron Mountain Records Management 1750 Shenango Road New Galilee, PA 16141
Massillon NG2H, LLC	1200 E. Market Street, Suite 650, Akron, OH 44305	Leased	Iron Mountain Records Management 1137 Branchton Road, P.O. Box 6 Boyers, PA 16020 Iron Mountain Records Management 1750 Shenango Road New Galilee, PA 16141
Wyoming C2H, LLC	1200 E. Market Street, Suite 650, Akron, OH 44305	Leased	Iron Mountain Records Management 1137 Branchton Road, P.O. Box 6 Boyers, PA 16020 Iron Mountain Records Management 1750 Shenango Road New Galilee, PA 16141
Mountaineer C2H. LLC	1200 E. Market Street, Suite 650, Akron, OH 44305	Leased	Iron Mountain Records Management 1137 Branchton Road, P.O. Box 6 Boyers, PA 16020 Iron Mountain Records Management 1750 Shenango Road New Galilee, PA 16141
Bayou B2H, LLC	1200 E. Market Street, Suite 650, Akron, OH 44305	Leased	Iron Mountain Records Management 1137 Branchton Road, P.O. Box 6 Boyers, PA 16020 Iron Mountain Records Management 1750 Shenango Road New Galilee, PA 16141